SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  October 20, 2005

Eagle Bancorp

(Exact name of registrant as specified in its charter)
United States	000-29687	81-0531318

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 Prospect Avenue,	Helena, MT	59601

(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (406) 442-3080

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

      (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

      (17 CFR 240.13e-4(c))

Item 5.02(c)     Appointment of Principal Officer

            On October 20, 2005, the registrant appointed Peter J. Johnson to the title of Executive Vice President/Chief Financial Officer.  Mr. Johnson has served as the Senior Vice President/Treasurer of the registrant and the predecessor organization since 1993, serving as principal financial officer and principal accounting officer.  There is no employment agreement between the registrant and Mr. Johnson.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 21, 2005	EAGLE BANCORP
By: /s/ Larry A. Dreyer
Larry A. Dreyer President/CEO